AGENCY AGREEMENT

         THIS AGREEMENT made the 24th day of January, 2001, by and between THE MDL FUNDS, a Massachusetts business trust having its principal place of business at One Freedom Valley Road, Oaks, Pennsylvania 19456 (the "Trust") and acting on its own behalf and on behalf of each of the portfolios listed in Appendix I, and DST SYSTEMS, INC., a corporation existing under the laws of the State of Delaware, having its principal place of business at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105 ("DST"):

                                   WITNESSETH:

         WHEREAS, the Fund (as used hereinafter, the term "Fund" shall refer jointly and severally to the Trust and each of the portfolios) is a Massachusetts business trust registered with the Securities and Exchange Commission as an investment company pursuant to the Investment Company Act of 1940, as amended, which currently consists of the Funds; and

         WHEREAS, the Fund desires to appoint DST as Transfer Agent and Dividend Disbursing Agent, and DST desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Documents to be Filed with Appointment.

         In connection with the appointment of DST as Transfer Agent and Dividend Disbursing Agent for the Fund, there will be filed with DST the following documents:

         A. A certified copy of the resolutions of the Board of Directors of the Fund (which term when used herein shall include any Board of Trustees, or other governing body of the Fund, however styled) appointing DST as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to sign stock certificates, if any, and give written instructions and requests on behalf of the Fund;

         B. A certified copy of the Articles of Incorporation (which term as used herein shall include, where relevant, the Declaration of Trust, or other basic instrument establishing the existence and nature of the Fund) of the Fund and all amendments thereto;

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         C.   A certified copy of the Bylaws of the Fund;

         D. Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission;

         E. Specimens of all forms of outstanding stock certificates, in the forms approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund, as to such approval;

         F. Specimens of the signatures of the officers of the Fund authorized to sign stock certificates and individuals authorized to sign written instructions and requests;

         G. An opinion of counsel for the Fund, as such opinion(s) have been filed with the Fund's Registration Statement or notices required under Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act"), with respect to:

              (1) TheFund's  organization and  existence  under  the laws of its state of organization, and

              (2 That all issued shares are validly issued, fully paid and nonassessable.

2. Certain Representations and Warranties of DST.

         DST represents and warrants to the Fund that:

         A. It is a corporation duly organized and existing and in good standing under the laws of Delaware.

         B. It is duly qualified to carry on its business in the State of Missouri.

         C. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

         D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934 (the "1934 Act").

         E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         G. It is in compliance with Securities and Exchange Commission ("SEC") regulations and is not subject to restrictions under Rule 17Ad.

         H. Copies of DST's Rule 17Ad-13 reports will be provided to the Fund annually as and to the extent required under Rule 17Ad-13 under the 1934 Act.

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         I.   Its fidelity  bonding and minimum capital meet the transfer agency requirements of the New York Stock Exchange and the American Stock Exchange.

3.       Certain Representations and Warranties of the Fund.

         The Fund represents and warrants to DST that:

         A. It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

         B. It is an open-end management investment company registered under the 1940 Act, as amended, the portfolios of which may be diversified or non-diversified.

         C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of the Fund being offered for sale.

         D. All requisite steps have been and will continue to be taken to register the Fund's shares for sale in all applicable states and such registration will be effective at all times shares are offered for sale in such state.

         E. The Fund is empowered under applicable laws and by its charter and Bylaws to enter into and perform this Agreement.

4.       Scope of Appointment.

         A. Subject to the conditions set forth in this Agreement, the Fund hereby appoints DST as Transfer Agent and Dividend Disbursing Agent.

         B. DST hereby accepts such appointment and agrees that it will act as the Fund's Transfer Agent and Dividend Disbursing Agent. DST agrees that it will also act as agent in connection with the Fund's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.

         C. The Fund agrees to use its reasonable efforts to deliver to DST in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.

         D. DST, utilizing TA2000(R), DST's computerized data processing system for securityholder accounting (the "TA2000(R) System"), will perform the following services as transfer and dividend disbursing agent for the Fund, and as agent of the Fund for share-holder accounts thereof, in a timely manner: issuing (including countersigning), transferring and canceling share certificates, if any; maintaining all shareholder accounts; providing transaction journals; as requested by the Fund and subject to payment by the Fund of an additional fee, preparing shareholder meeting lists for use in connection with any annual or special meeting and arrange for an affiliate to print, mail and receive back proxies and to certify the shareholder votes of the Fund of any portfolios thereof; mailing shareholder reports and prospectuses; withholding, as required by federal law, taxes on shareholder accounts, disbursing income dividends and capital gains distributions to shareholders, preparing, filing and mailing U.S. Treasury Department Forms 1099, 1042, and 1042S and performing and paying backup withholding as required for all shareholders; preparing and mailing confirmation forms to shareholders and dealers, as instructed, for all purchases and liquidations of shares of the Fund and other confirmable transactions in shareholders' accounts; recording reinvestment of dividends and distributions in shares of the Fund; providing or making available on-line daily and monthly reports as provided by the TA2000 System and as requested by the Fund or its management company; maintaining those records necessary to carry out DST's duties hereunder, including all information reasonably required by the Fund to account for all transactions in the Fund shares, calculating the appropriate sales charge with respect to each purchase of the Fund shares as set forth in the prospectus for the Fund, determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules delivered to DST by the Fund's principal underwriter or distributor (hereinafter "principal underwriter") from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter; receiving correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding promptly to shareholder correspondence; mailing to dealers confirmations of wire order trades; mailing copies of shareholder statements to share holders and registered representatives of dealers in accordance with the Fund's instructions; interfacing with, accepting and effectuating order for transactions and registration and maintenance information, all on an automated basis, from, and providing advices to the Fund's custodian bank and to the Fund's settlement bank in connection with the settling of such transactions, with, the National Securities Clearing Corporation ("NSCC") pertaining to NSCC's Fund/SERV and Networking programs; and processing, generally on the date of receipt, purchases or redemptions or instructions to settle any mail or wire order purchases or redemptions received in proper order as set forth in the prospectus, rejecting promptly any requests not received in proper order (as defined by the Fund or its agents), and causing exchanges of shares to be executed in accordance with the Fund's instructions and prospectus and the general exchange privilege applicable.

         E. DST shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same transfer agent services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as
              provided   for  in  the  Fund's   instructions,   prospectus   or
              application  as amended from time to time,  for the Fund  provided
              (i) DST is advised in advance by the Fund of any changes therein and (ii) the TA2000 System and the mode of operations utilized by DST as then constituted supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000 System or the operations as requested by the Fund requires an enhancement or modification to the TA2000 System or to operations as then conducted by DST, DST shall not be liable therefore until such modification or enhancement is installed on the TA2000 System or new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases DST's cost of performing the services required hereunder at the current level of service, DST shall advise the Fund of the amount of such increase and if the Fund elects to utilize such function, feature or service, DST shall be entitled to increase its fees by the amount of the increase in costs. In no event shall DST be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.

         F. The Fund shall have the right to add new series to the TA2000 System upon at least thirty (30) days' prior written notice to DST provided that the requirements of the new series are generally consistent with services then being provided by DST under this Agreement. Rates or charges for additional series shall be as set forth in Exhibit A, as hereinafter defined, for the remainder of the contract term except as such series use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with DST's then-standard pricing schedule.

5.       Limit of Authority.

         Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Fund, the appointment of DST as Transfer Agent will be construed to cover the full amount of authorized stock of the class or classes for which DST is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.

         In case of such increase the Fund will file with DST:

         A. If the appointment of DST was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of the Fund increasing the authority of DST;

         B. A certified copy of the amendment to the Articles of Incorporation of the Fund authorizing the increase of stock;

         C. A certified copy of the order or consent of each governmental or regulatory authority required by law to consent to the issuance of the increased stock, and an opinion of counsel that the order or consent of no other governmental or regulatory authority is required;

         D. Opinion of counsel for the Fund, as such opinion(s) have been filed with the Fund's Registration Statement or notices required under Rule 24f-2 under the 1940 Act, stating:

              (1) The status of the additional shares of stock of the Fund under the Securities Act of 1933, as amended, and any other applicable federal or state statute; and

              (2) That the additional  shares are validly issued, fully paid and nonassessable.

6.       Compensation and Expenses.

         A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, the Fund will pay to DST from time to time a reasonable compensation for all services rendered as Agent, and also, all its reasonable billable expenses, charges, counsel fees, and other disbursements ("Compensation and Expenses") incurred in connection with the agency. Such compensation is set forth in a separate schedule to be agreed to by the Fund and DST, a copy of which is attached hereto as Exhibit A. If the Fund has not paid such Compensation and Expenses to DST within a reasonable time, DST may charge against any monies held under this Agreement, the amount of any Compensation and/or Expenses for which it shall be entitled to reimbursement under this Agreement.

         B. The Fund also agrees promptly to reimburse DST for all reasonable billable expenses or disbursements incurred by DST in connection with the performance of services under this Agreement including, but not limited to, expenses for postage, express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, telephone calls, telegraphs, stationery supplies, counsel fees, outside printing and mailing firms (includ-ing Output Technology, Inc. and Support Resources, Inc.), magnetic tapes, reels or cartridges (if sent to the Fund or to a third party at the Fund's request) and magnetic tape handling charges, off-site record storage, media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at the Fund's request at the Fund's or a third
              party's       premises,        telecommunications       equipment,
              telephone/telecommunication lines between the Fund and its agents, on one hand, and DST on the other, proxy soliciting, processing and/or tabulating costs, second-site backup computer facility, transmission of statement data for remote printing or processing, and National Securities Clearing Corporation ("NSCC") transaction fees to the extent any of the foregoing are paid by DST. The Fund agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by DST at the request or with the consent of the Fund will be promptly reimbursed by the Fund.

         C. Amounts due hereunder shall be due and paid on or before the thirtieth (30th) business day after receipt of the statement therefor by the Fund (the "Due Date"). The Fund is aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to Section 6.D. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, the Fund shall pay a late charge equal to the lesser of the maximum amount permitted by applicable law or the monthly rate of one and one-half percent (1_%) times the amount overdue, times the number of whole or partial months from the Due Date up to and including the day on which payment is received by DST. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge shall in no event constitute a waiver of the Fund's or DST's default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

         D. In the event that any charges are disputed, the Fund shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify DST in writing of any disputed charges for billable expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth
              (5th) business day after the day on which DST provides to the Fund documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first business day after the Revised Due Date.

         E. The fees and charges set forth on Exhibit A shall increase or may be increased as follows:

              (1) On the first day of each new term, but only in accordance with the "Fee Increases" provision in Exhibit A;

              (2) DST may  increase  the fees and charges set forth on Exhibit A upon at least ninety (90)days prior written notice, if changes in existing laws, rules or regulations:(i) require substantial system modifications or (ii) material ly increase cost of performance hereunder; and

              (3) Upon at least ninety (90) days prior  written  notice, DST may impose a reasonable charge for additional features of TA2000 used by the Fund which features are not consistent with the Fund's current processing requirements.

              If DST notifies the Fund of an increase in fees or charges pursuant to subparagraph (2) of this Section 6.E., the parties shall confer, diligently and in good faith and agree upon a new fee to cover the amount necessary, but not more than such amount, to reimburse DST for the Fund's aliquot portion of the cost of developing the new software to comply with regulatory charges and for the increased cost of operation.
              If DST notifies the Fund of an increase in fees or charges under subparagraph (3) of this Section 6.E., the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new fund feature.

7. Operation of DST System.

         In connection with the performance of its services under this Agreement, DST is responsible for such items as:

         A. That entries in DST's records, and in the Fund's records on the TA2000 System created by DST, accurately reflect the orders, instructions, and other information received by DST from the Fund, the Fund's distributor, manager or principal underwriter, the Fund's investment adviser, or the Fund's administrator (each an "Authorized Person"), broker-dealers and/or shareholders;

         B. That shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data be available and accurately reflect the data in the Fund's records on the TA2000 System;

         C. The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from the Fund and the data in the Fund's records on the TA2000 System;

         D. That redemption transactions and payments be effected timely, under normal circumstances on the day of receipt, and accurately in accordance with redemption instructions received by DST from Authorized Persons, broker-dealers or shareholders and the data in the Fund's records on the TA2000 System;

         E. The deposit daily in the Fund's appropriate bank account of all checks and payments received by DST from NSCC, broker-dealers or shareholders for investment in shares;

         F. Notwithstanding anything herein to the contrary, with respect to "as of" adjustments, DST will not assume one hundred percent (100%) responsibility for losses resulting from "as ofs" due to clerical errors or misinterpretations of shareholder instructions, but DST will discuss with the Fund DST's accepting liability for an "as of" on a case-by-case basis and may accept financial responsibility for a particular situation resulting in a financial loss to the Fund where such loss is "material", as hereinafter defined, and, under the particular facts at issue, DST in its discretion believes DST's conduct was culpable and the sole cause of the loss. A loss is "material" for purposes of this Section 7.F. when it results in a pricing error on a given day which is
              (i) greater than a negligible amount per shareholder, (ii) equals or exceeds one ($.01) full cent per share times the number of shares outstanding or (iii) equals or exceeds the product of one-half of one percent (_%) times Fund's Net Asset Value per share times the number of shares outstanding (or, in case of (ii) or (iii), such other amounts as may be adopted by applicable accounting or regulatory authorities from time to time). When DST concludes that it should contribute to the settlement of a loss, DST's responsibility will commence with that portion of the loss over $0.01 per share calculated on the basis of the total value of all shares owned by the affected portfolio (i.e., on the basis of the value of the shares of the total portfolio, including all classes of that portfolio, not just those of the affected class);

         G. The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of shareholder accounts, transfers, redemptions and other shareholder account transactions, all in conformance with DST's present procedures as set forth in its Legal Manual, Third Party Check Procedures, Checkwriting Draft Procedures, and Signature Guarantee Procedures (collectively the "Procedures") with such changes or deviations therefrom as may be from time to time required or approved by the Fund, its investment adviser or principal underwriter, or its or DST's counsel and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures;

         H. The maintenance of customary records in connection with its agency, and particularly those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any; and

         I. The maintenance of a current, duplicate set of the Fund's essential records at a secure separate location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8.       Indemnification.

         A. DST shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio indemnify and hold DST harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability ("Adverse Consequences") arising out of or attributable to:

              (1) All actions of DST or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

              (2) The  Fund's  lack  of  good  faith,   negligence   or  willful
                  misconduct which arise out of the breach of any representation or warranty of the Fund hereunder.

              (3) The reliance on or use by DST or its agents or  subcontractors of information, records, documents or services which (i) are received by DST or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

              (4) The  reliance  on, or the carrying out by DST or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio.

              (5) The  offer or sale of  shares  of the  Fund or any  applicable
                  Portfolio in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state relating to the registration, the sale, or the manner of sale of such shares or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer, the sale or the manner of sale of such shares in such state.

              (6) The  negotiation and processing by DST and the applicable bank on which such check or draft is drawn of checks not made payable to the order of DST, the Fund, the Fund's management company, transfer agent or distributor or the retirement account custodian or trustee for a plan account investing in shares, which checks are tendered to DST for the purchase of shares (i.e., checks made payable to prospective or existing Shareholders, such checks are commonly known as "third party checks").

         B. At any time DST may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by DST under this Agreement, and DST and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. DST, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided DST or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. DST, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

         C.   In order that the  indemnification  provisions  contained  in this
              Section 8 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify DST, DST shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with DST in the defense of such claim or to defend against said claim in its own name or in the name of DST. DST shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify DST except with the Fund's prior written consent.

         D. Standard of Care: DST shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees. In the event that any claim is asserted against DST under this Agreement for any reason other than DST's bad faith, willful misconduct or gross negligence, DST's liability with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in con tract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Fund to DST as fees and charges, but not including reimbursable expenses, during the previous six (6) months.

         E. EXCEPT FOR VIOLATIONS OF SECTION 23, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

9. Certain Covenants of DST and the Fund.

         A. All requisite steps will be taken by the Fund from time to time when and as necessary to register the Fund's shares for sale in all states in which the Fund's shares shall at the time be offered for sale and require registration. If at any time the Fund receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of the Fund's shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Fund's shares, the Fund will give prompt notice thereof to DST.

         B. DST hereby agrees to perform such transfer agency functions as are set forth in Section 4.D. above and establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry such insurance as it considers adequate and reasonably available.

         C. To the extent required by Section 31 of the Investment Company Act of 1940 as amended and Rules thereunder, DST agrees that all records maintained by DST relating to the services to be performed by DST under this Agreement are the property of the Fund and will be preserved and will be surrendered promptly to the Fund on request.

         D. DST agrees to furnish the Fund annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other publicly available financial information reasonably requested by the Fund and a copy of the report issued by its certified public accountants pursuant to Rule 17Ad-13 under the 1934 Act as filed with the SEC.

              The annual financial statements will be certified by DST's certified public accountants and may be included in DST's publicly distributed Annual Report.

         E. DST represents and agrees that it will use its reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its reasonable efforts to continue to modernize and improve.

         F. DST will permit the Fund and its authorized representatives to make periodic inspections of its operations as such would involve the Fund at reasonable times during business hours.

         G. DST will provide in Kansas City at the Fund's request and expense training for the Fund's personnel in connection with use and operation of the TA2000 System. All travel and reimbursable expenses incurred by the Fund's personnel in connection with and during training at DST's Facility shall be borne by the Fund. At the Fund's option and expense, DST also agrees to use its reasonable efforts to provide two (2) man weeks of training at the Fund's facility for the Fund's personnel in connection with the continued operation of the TA2000 System. Reasonable travel, per diem and reimbursable expenses incurred by DST personnel in connection with and during training at the Fund's facility or in connection with the conversion shall be borne by the Fund.

10.      Recapitalization or Readjustment.

              In case of any recapitalization, readjustment or other change in the capital structure of the Fund requiring a change in the form of stock certificates, DST will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:

         A.   Written instructions from an officer of the Fund;

         B. Certified copy of the amendment to the Articles of Incorporation or other document effecting the change;

         C. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the stock in the new form, and an opinion of counsel that the order or consent of no other government or reg ulatory authority is required;

         D. Specimens of the new certificates in the form approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval;

         E.   Opinion of counsel for the Fund stating:

              (1) The  status of the shares of stock of the Fund in the new form under the Securities Act of 1933, as amended and any other applicable federal or state statute; and

              (2) That the issued  shares in the new form are,  and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

11.      Reserved.

12.      Death, Resignation or Removal of Signing Officer.

              The Fund will file promptly with DST written notice of any change in the officers authorized to sign written requests or instructions to give requests or instructions, together with two signature cards bearing the specimen signature of each newly authorized officer.

13.      Future Amendments of Charter and Bylaws.

              The Fund will promptly file with DST copies of all material amendments to its Articles of Incorporation or Bylaws made after the date of this Agreement.

14.      Instructions, Opinion of Counsel and Signatures.

              At any time DST may apply to any person authorized by the Fund to give instructions to DST, and may with the approval of a Fund officer and at the expense of the Fund, either consult with legal counsel for the Fund or consult with counsel chosen by DST and acceptable to the Fund, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. For purposes hereof, DST's internal counsel and attorneys employed by Sonnenschein Nath & Rosenthal, DST's primary outside counsel, are acceptable to the Fund. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. It will also be protected in recognizing stock certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar.

15.      Force Majeure and Disaster Recovery Plans.

         A. DST shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction or any utility, transportation, computer hardware, provided such equipment has been reasonably maintained, or third party software or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to DST's reasonable control which prevents or hinders DST's performance hereunder.

         B. DST currently maintains an agreement with a third party whereby DST is to be permitted to use on a "shared use" basis a "hot site" (the "Recovery Facility") maintained by such party in event of a disaster rendering the DST Facilities inoperable. DST has developed and is continually revising a business contingency plan (the "Business Contingency Plan") detailing which, how, when, and by whom data maintained by DST at the DST Facilities will be installed and operated at the Recovery Facility. Provided the Fund is paying its pro rata portion of the charge therefor, DST will, in the event of a disaster rendering the DST Facilities inoperable, use reasonable efforts to convert the TA2000 System containing the designated Fund data to the computers at the Recovery Facility in accordance with the then current Business Contingency Plan.

         C. DST also currently maintains, separate from the area in which the operations which provides the services to the Fund hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment necessary to operate a full service transfer agency business in the event one of its operations areas is rendered inoperable. The transfer of operations to other operating areas or to the Crisis Management Center is also covered in DST's Business Contingency Plan.

16.      Certification of Documents.

              The required copy of the Articles of Incorporation of the Fund and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the State of Incorporation, and if such Articles of Incorporation and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to DST. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the stock will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Directors of the Fund, will be certified by the Secretary or an Assistant Secretary of the Fund under the Fund's seal.

17.      Records.

              DST will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.

18.      Disposition of Books, Records and Canceled Certificates.

              DST may send periodically to the Fund, or to where designated by the Secretary or an Assistant Secretary of the Fund, all books, documents, and all records no longer deemed needed for current purposes and stock certificates which have been canceled in transfer or in exchange, upon the understanding that such books, documents, records, and stock certificates will be maintained by the Fund under and in accordance with the requirements of Section 17Ad-7 adopted under the Securities Exchange Act of 1934. Such materials will not be destroyed by the Fund without the consent of DST (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

19.      Provisions Relating to DST as Transfer Agent.

         A. Instructions for the transfer, exchange or redemption of shares of the Fund will be accepted, the registration, redemption or transfer of the shares be effected and, where applicable, funds remitted therefor. Upon surrender of the old certificates in form or receipt by DST of instructions deemed by DST properly endorsed for transfer, exchange or redemption, accompanied by such documents as DST may deem necessary to evidence the authority of the person making the transfer, exchange or redemption, the transfer, exchange or redemption of the shares reflected by such certificates be effected and any sums due in connection therewith be remitted, in accordance with the instructions contained herein. DST reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the instruction or any other document is valid and genuine, and for that purpose it may require a guaranty of signature in accordance with the Signature Guarantee Procedures. DST also reserves the right to refuse to transfer, exchange or redeem shares until it is satisfied that the requested transfer, exchange or redemption is legally authorized, and DST will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper or unauthorized. DST may, in effecting transfers, exchanges or redemptions, rely upon DST's Procedures and Simplification Acts, Uniform Commercial Code or other statutes which protect it and the Fund in not requiring complete fiduciary documentation. In cases in which DST is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, DST will not be liable for any loss which may arise by reason of not having such records.

         B. DST will, at the expense of the Fund, issue and mail subscription warrants, effectuate stock dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of the Fund and such other documents as DST deems necessary.

         C. DST will, at the expense of the Fund, supply a shareholder's list to the Fund for its annual meeting upon receiving a request from an officer of the Fund. It will also, at the expense of the Fund, supply lists at such other times as may be requested by an officer of the Fund.

         D. Upon receipt of written instructions of an officer of the Fund, DST will, at the expense of the Fund, address and mail notices to shareholders.

         E. In case of any request or demand for the inspection of the stock books of the Fund or any other books in the possession of DST, DST will endeavor to notify the Fund and to secure instructions as to permitting or refusing such inspection. DST reserves the right, however, to exhibit the stock books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the stock books or other books to such person.

20.      Provisions Relating to Dividend Disbursing Agency.

         A. DST will, at the expense of the Fund, provide a special form of check containing the imprint of any device or other matter desired by the Fund. Said checks must, however, be of a form and size convenient for use by DST.

         B. If the Fund desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the Fund.

         C. If the Fund desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by the Fund; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by the Fund.

         D. DST shall establish and maintain on behalf of the Fund one or more deposit accounts as Agent for the Fund, into which DST shall deposit the funds DST receives for payment of dividends, distributions, redemptions or other disbursements provided for hereunder and to draw checks against such accounts.

         E. DST is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be pro duced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

    21.  Assumption of Duties By the Fund or Agents Designated By the Fund.

         A. The Fund or its designated agents other than DST may assume certain duties and responsibilities of DST or those services of Transfer Agent and Dividend Disbursing Agent as those terms are referred to in Section 4.D. of this Agreement including but not limited to answering and responding to telephone inquiries from shareholders and brokers, accepting shareholder and broker instructions (either or both oral and written) and transmitting orders based on such instructions to DST, preparing and mailing confirmations, obtaining certified TIN numbers, classifying the status of shareholders and shareholder accounts under applicable tax law, establishing shareholder accounts on the TA2000 System and assigning social codes and Taxpayer Identification Number codes thereof, and disbursing monies of the Fund, said assumption to be embodied in writing to be signed by both parties.

         B. To the extent the Fund or its agent or affiliate assumes such duties and responsibilities, DST shall be relieved from all responsibility and liability therefor and is hereby indemnified and held harmless against any liability therefrom and in the same manner and degree as provided for in Section 8 hereof.

         C.   The Fund or its designees  shall be responsible for the following:
              (i) answering and responding to phone calls from shareholders and broker-dealers, (ii) faxing information to DST as such calls or items are received by the Fund, and (iii) monitoring and following up upon wire order trades originally initiated by the Fund or its designee which failed to settle timely, and (iv) notifying and instructing DST as to the establishment of and maintenance of information pertaining to broker-dealers on the Broker-Dealer File.

22.      Termination of Agreement.

         A.   This  Agreement  shall be in effect for an initial period of three
              (3) years and, thereafter, shall automatically extend for additional, successive twelve (12) month terms upon the expiration of any term hereof unless terminated as hereinafter provided.

         B. Each party, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respect to the other party:

              (1) The  bankruptcy  of the  other  party  or its  assigns  or the appointment  of a receiver for the other party or its assigns;
                  or

              (2) Failure  by the other  party or its  assigns  to  perform  its duties in accordance with the Agreement, which failure materially adversely affects the business operations of the first party and which failure continues for thirty (30) days after receipt of written notice from the first party.

         C. Either party may terminate this Agreement at any time by delivery to the other party of six (6) months prior written notice of such termination; provided, however, that the effective date of any termination and conversion off the TA2000 System (a "Deconversion") shall not occur during the period from November 15 through March 15 of any year to avoid adversely impacting year end.

         D.   In the event of any termination of this Agreement:

              (1) The Fund will  continue to pay to DST as invoiced all sums due for DST's services until completion of the Deconversion and will pay to DST, no later than contemporaneously with the dispatch by DST of the Fund's records, all amounts payable to DST.

              (2) If, for any  reason,  the Fund  desires  to  convert  from the
                  TA2000 System ("Deconvert") other than on the first day after six (6) months from the receipt by DST of the termination notice (such first day after the expiration of six (6) months being hereinafter referred to as the "Termination Date"), and DST is able, through reasonable efforts, to accomplish such earlier deconversion, the Fund shall pay to DST on the day of or before the deconversion the fees which DST would have earned had the Fund not Deconverted, and had DST remained the transfer/shareholder servicing agent, until the Termination Date. The amount of such fees shall be calculated by: (a) dividing the aggregate fees charged to the Fund with respect to the six (6) whole months immediately preceding receipt by DST of the six (6) month termination notice by (b) twenty-six
                  (26) (the number of weeks in such six (6) month period) to determine the average weekly fee and (c) multiplying the average weekly fee times the number of whole or partial weeks between the date on which Deconversion actually occurs and the Termination Date.

         (3)  Subsequent to any deconversion:

              (a) The  Fund  shall  continue  to pay to DST,  subject  to and in accordance with the terms and conditions set forth in Sections 6.A., 6.B., 6.C. and 6.D. of this Agreement, for all expenses incurred on the Fund's behalf and the post-Deconversion fees set forth in Exhibit B to this Agreement until (i) the Fund accounts are purged from the TA2000 System (no longer being required for Year End Reporting) with respect to closed account fees and (ii) so long as DST's services are utilized with respect to all fees other than those for closed accounts by the Fund, the Fund's new transfer agent and the Fund's shareholders, former shareholders, broker-dealers or other entities with whom the Fund does business, as well as any persons claiming through or on behalf of any of the foregoing; and

              (b) To the extent  applicable  regulations of the Internal Revenue
                Service and tax laws permit, the Fund shall require the Fund's new transfer agent to perform and dispatch or file all required year end reporting (tax or otherwise and federal and state) to shareholders, broker-dealers, beneficial owners, federal and state agencies and any other recipients thereof for the entire year during which the Deconversion occurs and DST shall have no, and the Fund hereby indemnifies DST and holds DST harmless against any, liability or Adverse Consequences whatsoever with respect thereto, including by way of example and not limitation, reports or returns on Forms 1099, 5498, 945, 1042 and 1042S, annual account valuations for retirement accounts and year end statements for all accounts and any other reports required to be made by state governments or the federal government or regulatory or self-regulatory agencies (the "Returns");


              (c) If the Fund is  unable  to  obtain a  commitment  from the new transfer agent that the new transfer agent will perform year end reporting (tax or otherwise) for the entire year and mail and file all Returns, (i) DST shall perform year end reporting as instructed by the Fund for the portion of the year DST served as transfer agent and (ii) DST shall be paid therefore a monthly per CUSIP fee through the end of the last month during which the last Return or form is filed. The Fund will cause the new transfer agent to timely advise DST of all changes to the shareholder records effecting such reporting until all DST reporting obligations cease; and DST shall have no, and the Fund hereby indemnifies DST and holds DST harmless against any, liability or any Adverse Consequences arising out of or resulting from the failure of the new transfer agent to timely and properly advise DST thereof or which could have been avoided if the new transfer agent had timely and properly advised DST thereof. All amendments to, or delivery of duplicate, Returns after their initial dispatch or filing will be effectuated and filed or dispatched by the new transfer agent regardless of who filed or dispatched the original Return; and

              (d) All of the records  belonging to the Fund on the TA2000 System may be purged by DST without liability on behalf of DST to the Fund or its agents, shareholders, and parties with whom the Fund has done or will do business, at any time on or after the forty-fifth (45th) day after the Termination Date (in which case DST shall not be able to perform any year end reporting or the mailing and filing of any Returns for any portion of the year in which such destruction occurs). The Fund shall and hereby agrees to indemnify and hold DST harmless against any Adverse Consequences directly or indirectly arising out of or resulting from any inability to produce such purged records. The Fund will, and will cause the new transfer agent to, maintain and preserve the records converted from the TA2000 System or any hard copy records transferred by DST to the Fund or the new transfer agent in accordance with the requirements of all
                                       24
                  applicable  law,   including  without   limitation  17  C.F.R.
                  ss.ss.240.17Ad-6, -7, -10, -11 and -15 (including without limitation to make copies thereof available timely and at no charge to appropriate regulatory agencies in accordance with the requirements of Section 17Ad-7, and, as reasonably necessary, DST). Notwithstanding the foregoing, upon the request and at the expense of the Fund, DST shall not purge, but shall retain as closed accounts on the TA2000 System, the records belonging to the Fund.

         E. In addition, in the event of any termination, DST will, provided the Fund contemporaneously pays all outstanding charges and fees, promptly transfer all of the records of the Fund to the designated successor transfer agent. DST shall also provide reasonable assistance to the Fund and its designated successor transfer agent and other information relating to its services provided hereunder (subject to the recompense of DST for such assistance and information at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein "reasonable assistance" and "other information" shall not include assisting any new service or system provider to modify, alter, enhance, or improve its system or to improve, enhance, or alter its current system, or to provide any new, functionality or to require DST to disclose any DST Confidential Information, as hereinafter defined, or any information which is otherwise confidential to DST.

23.      Confidentiality.

         A.   DST  agrees  that,  except as  provided  in the last  sentence  of
              Section 19.J. hereof, or as otherwise required by law, DST will keep confidential all records of and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of the Fund.

         B. The Fund owns all of the data supplied by or on behalf of the Fund to DST. The Fund has proprietary rights to all such data, records and reports containing such data, but not including the software programs upon which such data is installed, and all records containing such data will be transferred in accordance with
              Section 22.D above in the event of termination.

         C. The Fund agrees to keep confidential all non-public financial statements and other financial records of DST received hereunder, all accountants' reports relating to DST, the terms and provisions of this Agreement, including all exhibits and schedules now or in the future attached hereto and all manuals, systems and other technical information and data, not publicly disclosed, relating to DST's operations and programs furnished to it by DST pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of DST.

         D. (1) The Fund acknowledges that DST has proprietary rights in and to the TA2000 System used to perform services hereunder including, but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output, including, without limitation any changes or modifications of the TA2000 System and any other DST programs, data bases, supporting documentation, or procedures (collectively "DST Confidential Information") which the Fund's access to the TA2000 System or computer hardware or software may permit the Fund or its employees or agents to become aware of or to access and that the DST Confidential Information constitutes confidential material and trade secrets of DST. The Fund agrees to maintain the confidentiality of the DST Confidential Information.

              (2) The Fund  acknowledges  that  any  unauthorized  use,  misuse, disclosure or taking of DST Confidential Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penal ties under applicable state law. The Fund will advise all of its employees and agents who have access to any DST Confidential Information or to any computer equipment capable of accessing DST or DST hardware or software of the foregoing.


              (3) The Fund  acknowledges that disclosure of the DST Confidential
                  Information may give rise to an irreparable injury to DST inadequately compensable in damages. Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and the Fund consents to the obtaining of such injunctive relief. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

24.      Changes and Modifications.

         A. During the term of this Agreement DST will use on behalf of the Fund without additional cost all modifications, enhancements, or changes which DST may make to the TA2000 System in the normal course of its business and which are applicable to functions and features offered by the Fund, unless substantially all DST clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. The Fund agrees to pay DST promptly for modifications and improvements which are charged for separately at the rate provided for in DST's standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

         B. DST shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Fund will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Fund in using or employing the TA2000 System or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Fund is given thirty (30) days prior notice to allow the Fund to change its procedures and DST provides the Fund with revised operating procedures and controls at the time such notice is delivered to the Fund.

         C. All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST.

25.      Subcontractors.

         Nothing herein shall impose any duty upon DST in connection with or make DST liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, Airborne Services, the U.S. mails and telecommunication companies, provided, if DST selected such company, DST shall have exercised due care in selecting the same.

26.      Limitations on Liability.

         A. If the Fund is comprised of more than one Portfolio, each Portfolio shall be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Fund shall be deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and shall not constitute any basis for joining the Portfolios for any reason.

         B. Notice is hereby given that a copy of the Fund's Trust Agreement and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of the Fund by the undersigned duly authorized representative of the Fund in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any trustee, officer or shareholder of the Fund individually.

27.      Miscellaneous.

         A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, excluding that body of law applicable to choice of law.

         B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         C. The representations and warranties, and the indemnification extended hereunder, if any, are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

         D. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

         E. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         H. This Agreement may not be assigned by the Fund or DST without the prior written consent of the other.

         I. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between the Fund and DST. It is understood and agreed that all services performed hereunder by DST shall be as an independent contractor and not as an employee of the Fund. This Agreement is between DST and the Fund and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

         J. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

         K. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

         L. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

         M. All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter, in the case of non-operational notices only, confirmed by mail as follows:

              If to DST:

                     DST Systems, Inc.
                     210 West 10th Street, 7th Floor
                     Kansas City, Missouri 64105
                     Attn: Group Vice President-Full Service
                     Facsimile No.: 816-843-7502

                  With a copy of non-operational notices to:

                           DST Systems, Inc.
                           333 West 11th Street, 5th Floor
                           Kansas City, Missouri 64105
                           Attn: Legal Department
                           Facsimile No.: 816-435-8630

                  If to the Fund:

                           The MDL Funds
                           c/o SEI Corporation.
                           One Freedom Valley Road
                           Oaks, Pennsylvania 19456
                           Attn: Legal Department
                           Facsimile No.:    610-676-1040

              or to such other address as shall have been specified in writing by the party to whom such notice is to be given.

         N. The representations and warranties contained herein shall survive the execution of this Agreement. The representations and warranties contained herein and the provisions of Section 8 hereof shall survive the termination of the Agreement and the performance of services hereunder until any statute of limitations applicable to the matter at issues shall have expired.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.



THE MDL FUNDS                                        DST SYSTEMS, INC.





By: __________________________________   By: ___________________________________



Title: _______________________________   Title: ________________________________

                                                                 EXHIBIT A, p. 1
                                                                    FEE SCHEDULE



                                DST SYSTEMS, INC.
                     MDL FUNDS TRANSFER AGENCY FEE SCHEDULE
                    EFFECTIVE APRIL 1, 2000 - MARCH 31, 2003

A. MINIMUM FEE

       CUSIPs in the range 1 - 10 per year                     $19,570 per CUSIP
       CUSIPs in the range > 10 per year                       $14,678 per CUSIP

         (Note: Minimum applies unless charges included in Section B exceed the minimum.)

B. ACCOUNT MAINTENANCE AND PROCESSING FEES

Open Accounts                                       $25.75per account per year

Closed Accounts                                     $2.94 per account per year

Lost Shareholder Compliance                         $1.20 per lost S/H account
                                                    + $1.50 per database match

C. OPTIONAL SERVICES

12b-1 Processing                                    $0.16 per open & closed acct
                                                    per cycle

CDSC/Sharelot Processing                            $1.96 per account per year

Ad-Hoc Reporting:

         Multi File Reports                         $412 per report
         Single Reports                             $258 per report

Escheatment Costs                                   $125 per CUSIP per filing
                                                    + $1.50 per item + OOP
                                                    Costs

* TA2000 Voice System                 Exhibit A.1
* NSCC                                Exhibit A.2
* Financial Intermediary Interfaces   Exhibit A.3
* Reimbursable Expenses               Exhibit A.4

Conversion/Acquisition Costs - Out of Pocket expenses including, but not limited to travel and accommodations, programming, training, equipment installation, etc.

                                                                 EXHIBIT A, p. 2
                                                                    FEE SCHEDULE

* Computer/Technical Support (2001 Standard Rates)
         Business Analyst/Tester:
                  Dedicated                         $106,080 per year
                  On-Request                        $93.60 per hour
         COBOL Programmer:
                  Dedicated                         $176,800 per year
                  On-Request                        $140.40 per hour
Workstation Programmer:
                  Dedicated                         $204,880 per year
                  On-Request                        $166.40 per hour
         Full Service Support:
                  Senior Staff Support              $75.00 per hour
                  Staff Support                     $55.00 per hour
                  Clerical Support                  $45.00 per hour


NOTES TO THE ABOVE FEE SCHEDULE


A. The above schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of reimbursable expenses include but are not limited to forms, postage, printing and mailing services, telephone and data communications lines, long distance charges, remote client hardware, disaster recovery (range $0.08-$0.12/acct/yr, currently $0.10 based on actual expense), document storage, proxy
      processing/tabulation/certification,            magnetic            tapes,
      microfilm/microfiche/CDROM, bank charges, NSCC charges, Axciom charges, etc.

B. Any fees or reimbursable expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1.5% per month until payment is received.

C. The above fees, including attached exhibits, except for those indicated by an "*", are guaranteed for a 3 year period, subject to an increase on each anniversary of the agreement in an amount not less than the annual percentage change in the Consumer Price Index for all Urban Consumers ("CPI-U") in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984'100, as last reported by the U.S. Bureau of Labor Statistics for the 12 calendar months immediately preceding such anniversary. DST agrees not to exceed a total of 12% in uncompounded CPI-U increases over the three year contract period. In the event that this Agreement was not signed as of the first day of the month, the fees and charges increase shall be effective as of the first day of the month immediately following the month during which the anniversary occurred. Items marked by an "*" are subject to change with 60 days written notice.
                                                                 EXHIBIT A, p. 3

                                  FEE SCHEDULE

D.    Open and Closed Accounts Fees
      The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall cease to be charged in the month following the Purge Date, as hereinafter defined. The "Purge Date" for any year shall be any day after June 1st of that year, as selected by the Fund, provided that written notification is presented to DST at least forty-five (45) days prior to the Purge Date.

                                                               EXHIBIT A.1, p. 4
                                                                    FEE SCHEDULE

                               TA2000 VOICE SYSTEM
                            FEE SCHEDULE Page 1 of 2
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PER CALL SERVICE FEE

Utilization of DST's TA2000 Voice System is based on a service fee of $.20 per call. Each call has a maximum duration of seven (7) minutes. This charge is a flat rate regardless of the number or type of transactions that a shareholder processes during the call. A given call could result in inquiries and/or transactions being processed for various funds in the complex. Therefore, on a monthly basis, DST will report the number of inquiries and/or transactions processed by fund. A percentage of the total will be derived and reported for each fund. As a result of this process, DST will allocate the charges among the individual funds.

MULTIPLE CALL FLOWS

An additional fee of $500 per month will be charged for each additional call flow that requires different flows, functions, vocabulary, processing, rules or access method. An additional fee of $200 per month will be charged for each additional call flow that is identical in flows, functions, vocabulary, processing rules or access method.

MINIMUM MONTHLY CHARGE

DST's commitment to the reliability and continued enhancement of the TA2000 Voice System necessitates a minimum monthly charge for the service. The minimum monthly charge will only be assessed when it is greater than the monthly service fees. The minimum monthly charge will be implemented on a graduated basis based on the number of CUSIPs and shareholders in a fund complex and is the sum of the CUSIP and account charges. The schedule for this charge is as follows:


           YEARS           CHARGE PER              CHARGE PER
            OF          CUSIP AUTHORIZED           SHAREHOLDER
          SERVICE         FOR SERVICE*              ACCOUNT**

             1                $ 50                    $.002

             2                $ 75                    $.003

             3                $100                    $.004

         * CUSIPS ADDED TO THE SERVICE will be subject to the same minimums being charged to the other CUSIPs in the complex at the time the CUSIPs are added.

         **THE PER ACCOUNT CHARGE is based on the total number of shareholder accounts in authorized CUSIPs at the end of each month.

                                                               EXHIBIT A.1, p. 5
                                                                    FEE SCHEDULE
                                                                     Page 2 of 2



OUT OF POCKET COSTS

Each fund complex will require a unique WATS number for their shareholders to call. Each WATS number will require a specific number of trunks to service a given volume of shareholder calls. All installation and monthly usage charges associated with these will be billed through monthly out-of-pocket invoices.

                                                               EXHIBIT A.2, p. 6
                                                                    FEE SCHEDULE

                      NSCC FEES AND OUT-OF-POCKET EXPENSES

                                                                     Page 1 of 2
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

DST Fees

         DST charges $1,500 per CUSIP per year for the NSCC platform

Settling Bank Fees

         The fund may be charged fees by the Settling Bank at which the net settlement account resides for monthly maintenance of this account. These are negotiated directly between the Fund and the Settling Bank.

NSCC Participant Fees

         The NSCC charges $40 per month per management company for data communications costs.

         A combined maximum membership fee of $200 per month is charged for Fund/SERV and Networking:

         Fund/SERV:

         Membership Fee - $50 per month

         The NSCC charges an activity charge of $.25 per inputted transaction. Transactions include purchases, redemptions and exchanges.

         Networking:

         Membership Fee - $200 per month

         - $.02 per account for funds paying dividends on a monthly basis $.01 per account for funds paying dividends other than monthly Position File Fee: $1.50 per 5,000 records in excess of twice the firm's accounts

                                                               EXHIBIT A.2, p. 7

                                                                    FEE SCHEDULE
                                                                     Page 2 of 2

Commission Settlement:

         Membership Fee - $50 per month
         - $.30 per hundred records, per month, for one to 500,000 records; there is a $50 per month minimum processing charge
         - $.20 per hundred records, per month, for 500,001 to 1,000,000 records
         - $.10 per hundred records, per month, for 1,000,001 records and above

                                                               EXHIBIT A.3, p. 8
                                                                    FEE SCHEDULE
                                                                     Page 1 of 1

              FINANCIAL INTERMEDIARY/THIRD PARTY ADMINISTRATOR FEES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Phone Calls (inbound/outbound)                                         $4.00 (1)

Transactions:

         Manual Same Day (T) Processing/Settlement
         Environments (not processed until money received)        $3.50/each (1)

         Manual or Automated Non-Same Day (T+x) Processing/
         Settlement Environments (systematic "as-of" T NAV,
         adjusted supersheets, expedited money movement)             $11.00/each

All Inbound Electronic Data Transmissions

Data Transmissions/Interfaces:
 First 10 Intermediaries                           $50/intermediary/mo
 Next 15 Intermediaries                            $40/intermediary/mo
 Intermediaries over 25                            $30/intermediary/mo

Initial Set-up                         Standard Programming/Client Services Fees

Note: DST will assess charges to receivers of outbound electronic data transmissions comprised of an initial setup fee, and a monthly fee based on the number of management companies being accessed.

(1) If the Transfer Agency fee agreement has lower stated rates for phone calls and manual same day (T) transactions DST will honor those stated rates.

                                                               EXHIBIT A.4, p. 9
                                                                    FEE SCHEDULE

                              REIMBURSABLE EXPENSES
Forms
Postage (to be paid in advance if so requested)
Outside Mailing Services
Computer Hardware
Telecommunications Equipment
Magnetic Tapes, Reels or Cartridges
Magnetic Tape Handling Charges
Microfiche/Microfilm
Freight Charges
Proxy Processing - per proxy mailed
     not including postage
     Includes:         Proxy Card
                       Printing
                       Outgoing Envelope
                       Return Envelope
                       Tabulation
T.I.N. Certification (W-8 & W-9)
      (Postage associated with the return
      envelope is included)
N.S.C.C. Communications Charge                   Currently $1,200.00
      (Fund/Serv and Networking)                 per Fund per Year
Off-site Record Storage
Second Site Disaster                             Currently $.10
      Backup Fee (per account)                   (guaranteed not to
                                                 exceed $.15 through
                                                 12/31/01)

         Transmission of Statement Data for      Currently $.035/per
         Remote Processing                       record

         Travel,  Per Diem and other Billables
           Incurred by DST personnel traveling to,
           at and from the Fund at the request
           of the Fund
                                       40

                                                                       EXHIBIT B



                         POST DECONVERSION FEE SCHEDULE

All fees effective as of deconversion:

Account Maintenance

       Closed Accounts                                      $.20/month/acct
       Transaction/Maintenance Processing                   $2.50/item
       Telephone Calls                                      $4.00/call
       Research Requests                                    $40/hour (1 hr min)


Monthly per CUSIP Fee- under Section 22.D.(3)(c)      As set forth in the Fee
                                                      Schedule which applied
                                                      prior to Deconversion

Programming

         As required at DST's then current standard rates

Reimbursable Expenses

This schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of reimbursable expenses include but are not limited to forms, postage, mailing services, telephone line/long distance charges, transmission of statement data for remote print/mail operations, remote client hardware, document storage, tax certification mailings, magnetic tapes, printing, microfiche, Fed wire bank charges, ACH bank charges, NSCC charges, as required or incurred, etc. Reimbursable expenses are billed separately from Account Maintenance and Programming fees on a monthly basis and late payments are subject to late charges in accordance with Section 6.C. of this Agreement.

                                                                       EXHIBIT C
                                                            AUTHORIZED PERSONNEL

Pursuant to the Agency Agreement between The MDL Funds (the "Fund") and DST (the "Agreement"), the Fund authorizes the following personnel of the Fund or its agents to provide instructions to DST, and receive inquiries from DST in connection with the Agreement:

                  Name                                        Title

Mark D. Lay _______________________            MDL Advisors, Inc._______________

Steve Sanders _____________________            MDL Advisors, Inc._______________

Keith Downing _____________________            SEI Investments__________________

David Leggette ____________________            SEI Investments__________________

Timothy Barto _____________________            SEI Investments__________________

William Zitelli ___________________            SEI Investments__________________

Sherry Vetterlein _________________            SEI Investments__________________

Kristen Keefer ____________________            SEI Investments__________________

This Exhibit may be revised by the Fund by providing DST with a substitute Exhibit C. Any such substitute Exhibit C shall become effective twenty-four (24) hours after DST's receipt of the document and shall be incorporated into the Agreement.

ACKNOWLEDGMENT OF RECEIPT:

DST SYSTEMS, INC.                           THE MDL FUNDS

By:_________________________________        By:_________________________________

Title:______________________________        Title: _____________________________

Date:_______________________________        Date: ______________________________

                                   APPENDIX I

                                       Type of         State of
                                    Organization     Organization
                                       (If Not          (If Not        Taxpayer
        Fund Name                  Business Trust)  Massachusetts)     I.D. No.
MDL Broad Market Fixed Income Fund                                    23-2909349
MDL Large Cap Growth Equity Fund                                      23-2909216



WHARTON

                                                                             MBA
                                                                         STUDENT
                                                                       DIRECTORY
                                                                           CLASS
                                                                              OF
                                                                            2002

The Wharton School
University of Pennsylvania

WHARTON MBA STUDENT DIRECTORY 2002

WHARTON

                                                                             MBA
                                                                         STUDENT
                                                                       DIRECTORY
                                                                           CLASS
                                                                              OF
                                                                            2002

The Wharton School
University of Pennsylvania

WHARTON MBA STUDENT DIRECTORY 2002